As filed with the Securities and Exchange Commission on February 11, 2009

Reg. No. 333-106357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEVERLY HILLS BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	93-1223879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

(818) 223-8084

(Address of Principal Executive Offices)

Wilshire Financial Services Group Inc.

2002 Equity Participation Plan

(Full Title of the Plan)

Larry B. Faigin

Chief Executive Officer

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

(818) 223-8084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan B. Spatz, Esq.

TroyGould PC

1801 Century Park East, Suite 1600,

Los Angeles, California 90067

Fax: (310) 201-4746

DEREGISTRATION OF SECURITIES

Beverly Hills Bancorp Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-106357, filed with the SEC on June 20, 2003 (the “Registration Statement”), pursuant to which the Company registered 1,000,000 shares of common stock, par value $0.01 per share, for issuance under the Company’s 2002 Equity Participation Plan.

The Company intends to suspend all reporting obligations by filing with the SEC a Form 15. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Company is filing this post-effective amendment No. 1 to the Registration Statement to deregister all the shares of the Company’s common stock covered by the Registration Statement which remain unissued as of the date of this filing. As of February 9, 2009, there were 983,334 shares of Common Stock that remained unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, state of California, on this 10th day of February 2009.

BEVERLY HILLS BANCORP INC.

By:	/s/ Larry B. Faigin
Larry B. Faigin Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 10, 2009 in the capacities indicated.

Signature	Title

/s/ Larry B. Faigin Larry B. Faigin	Chief Executive Officer

/s/ Takeo Sasaki Takeo Sasaki	Chief Financial Officer

/s/ Howard Amster Howard Amster	Director

/s/ Stephen P. Glennon Stephen P. Glennon	Director

/s/ Kathleen L. Kellogg Kathleen L. Kellogg	Director

/s/ William D. King William D. King	Director

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